UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  August 3, 2001

Virtualsellers.com, Inc.
(Exact name of registrant as specified in its charter)

Canada
(State or other jurisdiction of incorporation)

000-14356
(Commission File Number)

911353658
(IRS Employer Identification No.)

Suite 1000, 120 North LaSalle Street, Chicago, Illinois 60602
(Address of principal executive offices and Zip Code

(312) 920-9120
Registrant's telephone number, including area code

Item 2. Acquisition or Disposition of Assets

Pursuant to a Merger Agreement dated July 11, 2001, between our company, Healthrac Corporation, our newly formed wholly owned subsidiary and Healthrac, Inc., a California corporation, Healthrac, Inc. will be merged into Healthrac Corporation in exchange for the issuance of 13,529,412 common shares in the capital of our company. As part of the merger, we have assumed a debt owed to a third party of $892,459.27, which we have settled for $500,000, payable in shares of our common stock at a price per share of $0.265. Also as part of the merger, we have obtained a loan for $110,000 at an interest rate of 1% over the Bank of America's prime rate from Queensland Teachers Union Health Fund Limited. The loan is convertible at Queensland's option into shares of our common stock on the date of maturity of the loan at a price that is equal to the price per share equal to the ten-day average closing price for the ten trading day period ending on the repayment date. Queensland has also agreed to convert approximately $484,763.51 of debt owed by Healthrac, Inc. to Queensland into shares of our common stock at a price of $0.265. Queensland has further agreed to lend Healthrac Corporation monies, as and when needed over a period of nine months after the closing of the merger, for the purpose of purchasing books for resale to Healthrac's customers.

We intend on continuing the business operations of Healthrac, Inc. through our newly formed subsidiary, Healthrac Corporation. A summary description of the business of Healthtrac follows:

Dr. James F. Fries, a medical researcher and Professor of Medicine at Stanford University, founded Healthtrac, Inc. in 1984. Healthtrac was established with the mission to reduce health care costs and change health behaviors through self-management techniques. Healthtrac programs are specifically designed to identify modifiable risk factors, to reduce or prevent chronic conditions through behavior change, and to teach participants' self-efficacy and self-care. In the USA alone, Healthtrac is currently servicing over 40 clients through its programs and book sales with annual revenue of more than $3 million dollars.

Healthtrac contracts with employers and health care organizations to provide health improvement programs focusing on need and demand reduction. Healthtrac is strategically aligned with several prominent health care companies, including several Blue Cross/Blue Shield plans and Queensland Teachers' Union Health Fund Limited of Australia, which promote and use the Healthtrac programs and products.

Healthtrac works in partnership with clients to design the programmatic solution that will best meet the client's needs and objectives. Healthtrac programs can serve many functions for clients. They allow clients to promote their own classes and programs, as well as to offer highly valued benefits to their members and employees. In addition to improving health and lowering costs, Healthtrac programs enable clients to improve the health of and retain their members and employees. Examples of Healthtrac's current clients include Caterpillar Industries, American Century Investments and Parker Hannifin Corporation.

Healthtrac Programs

Healthtrac currently has four categories of programs-basic, senior, high-risk for specific conditions, and prenatal care. Each of these programs is designed to assess health status, identify risks, and provide educational interventions that promote positive change. All Healthtrac Programs employ four essential strategies:

- analysis of the participant's health status using health assessment questionnaires;

- development of a personal action plan-tailored to the individual's needs and readiness to change-that is designed to increase self-efficacy and reduce health risks;

- education in wise and appropriate medical care decision-making; and

- ongoing reinforcement of positive health habit changes through periodic health assessment, serial tracking of changes in health status and health risks, and targeted health promotion messages.

Healthtrac's research demonstrates that a small few can account for the majority of medical resources-20% of a given population uses 50-80% of the healthcare dollars. Healthtrac's predictive algorithm identifies individuals with higher health risk who are more likely to incur high health costs. By intervening with and educating those at high risk, Healthtrac can prevent or reduce the use of high cost health resources. The high-risk program consists of the following Accent Modules that focus on specific lifestyle risks or chronic health conditions:

Arthritis, Asthma, Back Pain, Diabetes, Combined Lifestyle Risks (poor nutrition, inactivity), Lung and Respiratory Diseases, Heart Disease, High Blood Pressure, Parkinson's Disease, Obesity, Stroke and Stress

New programs are continually being researched. Before initiating new programs, Healthtrac forms an expert advisory panel to determine the overall health risks for a potential new program and the self-management skills that may result in an improvement in health. Healthtrac focuses on those conditions with modifiable health risk factors.

Rigorous scientific evaluation and peer review of Healthtrac programs have demonstrated the validity and reliability of Healthtrac's health assessment tools and health promotion interventions. Healthtrac programs produce significant results and consistently achieve their objectives to:

- improve health outcomes;

- reduce health risks;

- decrease use of health services;

- decrease absenteeism;

- reduce health care costs; and

- produce ROIs ranging from 4:1 up to 10:1.

Numerous scientific studies, along with clients' evaluations, have consistently found that Healthtrac's approach to reducing health risks and costs through health behavior change is effective. Reduction in health risk is accompanied by reduction in health care utilization and subsequent costs. Comparative claims analyses have confirmed the self-reported reductions in health care service use and absenteeism, and substantiated the cost savings.

Healthtrac programs have been recognized repeatedly for outstanding quality and content. These programs have won the C. Everett Koop Award four times while Dr. Fries has won the award once for individual achievement. Healthtrac programs have also been honored with the SOPHE Program Excellence Award, the HERA Award (for pregnancy outcomes) and the Healthy Older Adults 2000 Award given by AARB and USCHHS. In addition, Dr. Fries has published over 200 studies in peer-reviewed journals and written 11 books including the best-selling Take Care of Yourself book.

Healthtrac's Customers

Managed Care Organizations and Health Plans

Managed care organizations and health plans are looking for ways to integrate their call centers, care management programs, and/or health education programs with complimentary and state-of-the art programs. Due to the advent of "risk" arrangements for the managed care population and Medicare programs, these complimentary programs need to be cost effective. Managed care organizations and health plans are clear in their objectives to:

- identify high risk members;

- refer members to low cost, high yield interventions and programs such as health education, disease management or case management;

- collect data to track member progress and evaluate program effectiveness; and

- interface with internal areas of the organization or with external vendors.

Healthtrac's relationships with Blue Cross Blue Shield of Michigan and Anthem Blue Cross Blue Shield of Connecticut demonstrate how easily its products can complement, integrate with and provide cost savings for managed care organizations and health plans. Healthtrac is able to work closely with these organizations to help them meet their objectives as outlined above. Additionally, Healthtrac programs support these groups in meeting specific quality standards for HEDIS and NCQA accreditation.

Employer Groups

Healthtrac has a well-established record of success with major employer clients, particularly those that are self-insured. Health care costs have been reduced among employer groups using the Healthtrac program. Additionally, in today's very competitive employer market, Healthtrac programs are used to retain and recruit employees.

Item 7. Financial Statements and Exhibits

It is not practicable to provide financial statements of the acquired company prepared in accordance with the regulations on the date hereof. Accordingly, the required financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than October 17, 2001 (60 days after this Current Report on Form 8-K must be filed).

Pro Forma Financial Information

It is not practicable to provide the required pro forma financial statements on the date hereof. Accordingly, the pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than October 17, 2001 (60 days after this Current Report on Form 8-K must be filed).

Exhibits

2. Merger Agreement between Virtualsellers.com, Inc., Healthrac Corporation and Healthrac, Inc., dated July 11, 2001

2.1 Settlement Agreement between Virtualsellers.com, Inc., Healthrac Corporation, Healthrac, Inc. and Pearson Education Inc., dated August 3, 2001

2.2 Loan Agreement between Virtualsellers.com, Inc., Healthrac Corporation, Healthrac, Inc. and Queensland Teachers Union Health Fund Limited, dated August 3, 2001

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUALSELLERS.COM, INC.

Date: August 6, 2001

By: /s/ Dennis Sinclair
Dennis Sinclair, President